UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2024

PHINIA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41708	92-2483604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 University Drive Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 732-1900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PHIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Notes Offering

On September 17, 2024, PHINIA Inc. (the “Company”) issued $450 million aggregate principal amount of 6.625% Senior Notes due 2032 (the “notes”) pursuant to an indenture (the “Indenture”) among the Company, as issuer, certain subsidiaries of the Company named as guarantors, and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”).  The aggregate principal amount of the offering of the notes was increased from the previously announced offering size of $400 million aggregate principal amount of notes. The notes were sold to investors at 100.00% plus accrued interest, if any, from September 17, 2024 in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  The notes have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from such registration requirements.

The Company intends to use the net proceeds of the offering to repay all of its outstanding borrowings under its term loan A facility, to pay fees and expenses in connection with the offering, and for general corporate purposes.

The notes bear interest at a rate of 6.625% per annum.  Interest on the notes will be payable semiannually on April 15 and October 15 of each year, commencing on April 15, 2025.  The notes will mature on October 15, 2032.

The notes are the senior unsecured obligations of the Company and are jointly and severally, fully and unconditionally, guaranteed on a senior unsecured basis by each of the Company’s existing and future direct and indirect domestic subsidiaries that incurs or guarantees indebtedness under the Facilities (as defined below).

The terms of the notes are governed by the Indenture.  The Indenture contains customary covenants that, among other things, limit the Company’s ability and the ability of its subsidiaries to incur or guarantee additional indebtedness; create liens on assets; pay dividends and make other distributions on, purchase or redeem the Company’s capital stock; prepay, redeem or repurchase certain subordinated debt; enter into agreements restricting subsidiaries’ ability to pay dividends to the Company or make intercompany transfers; make certain investments; sell or transfer assets; enter into transactions with the Company’s affiliates; effect a merger or consolidation; and designate subsidiaries as unrestricted subsidiaries.

The Company may redeem the notes, at its option, in whole at any time, or in part from time to time, on or after October 15, 2027 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the date of redemption.  Prior to October 15, 2027, the Company may redeem the notes in whole or in part, at its option, at a redemption price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

The Company may, at its option, also redeem up to 40% of the aggregate principal amount of the notes at any time, or from time to time, on or prior to October 15, 2027 using all or a portion of the net cash proceeds from certain equity offerings at a redemption price equal to 106.625% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of redemption; provided that at least 60% of the aggregate principal amount of notes issued remains outstanding immediately after any such redemption.

If a Change of Control (as defined in the Indenture) occurs with respect to the notes, each holder of the notes will have the right to require that the Company purchase all or a portion of its notes at a purchase price equal to 101% of the principal amount of the notes purchased, plus accrued and unpaid interest, if any, to, but not including, the date of purchase.

The Indenture contains customary events of default, which include (subject in certain cases to customary grace and cure periods) nonpayment of principal or interest; breach of other agreements or covenants in the Indenture; failure to pay or acceleration of certain other indebtedness; certain events of bankruptcy or insolvency; failure to pay certain final judgments and failure of certain guarantees to be enforceable.  An event of default under the Indenture will allow either the Trustee or the holders of at least 30% in principal amount of the then-outstanding notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the notes.

The foregoing description of the Indenture does not purport to be complete, and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Credit Agreement Amendment

On September 17, 2024, the Company, as borrower, and certain subsidiaries of the Company, each acting as guarantors, entered into the Amendment No. 2 to Credit Agreement (the “Credit Agreement Amendment”). The Credit Agreement Amendment, among other things, (i) reduces the applicable margin with respect to the loans under the revolving facility provided for under the Credit Agreement (as defined below) and (ii) modifies certain covenants in the Credit Agreement.

The Credit Agreement Amendment amends that certain Credit Agreement, dated July 3, 2023, as amended, with Bank of America, N.A., as administrative agent, the other agents and lenders named therein and the other parties thereto (the “Credit Agreement” and the facilities thereunder, the “Facilities”).

The foregoing description of the Credit Agreement Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
4.1
Indenture, dated as of September 17, 2024, by and among the Company, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (including form of 6.625% Senior Notes due 2032)

10.1
Amendment No. 2 to Credit Agreement, dated as of September 17, 2024, by and among the Company, the guarantors listed on the signature pages thereof, the lenders party thereto and Bank of America, N.A., as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHINIA Inc.

Date: September 18, 2024	By:	/s/ Robert Boyle
Name:	Robert Boyle
Title:	Vice President, General Counsel and Secretary

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